1st NRG, CORP.
(a Development Stage Company)
BALANCE SHEETS
Decenber 31, 2008 and 2007

ASSETS	2008	2007

Current Assets
Cash	$ 288	$ -
Prepaid expenses and other assets	17,162

Total current assets	$ 17,450	$ -

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$ 107,705	$ 11,752
Accrued management compensation	1,020,383	562,047
Accrued interest	2,678	2,678
Cash advances	12,500	12,500
Advances from related parties	25,320	39,388
Current portion of loans payable	9,200	-
Current portion of loan payable to related party	4,252	-

Total current liabilities	1,182,038	628,365

Long-Term Liabilities

Loans payable	27,431	9,200
Loans payable from related party		4,041

Total long term liabilities	27,431	13,241

Total liabilities	1,209,469	641,606

Stockholders' Deficit
Preferred stock - authorized 5,000,000 shares,
par value $.001, none issued or outstanding	-	-
Common stock - authorized 25,000,000 shares,
par value $0.02, 10,884,021 and 2,828,028 shares issued
and outstanding for 2008 and 2007	217,680	56,561
Common stock issuable, 579,286 and 1,215,446
shares for 2008 and 2007	11,586	24,308
Stock subscription receivable	(5,000,000)	-
Additional paid-in capital	10,472,710	5,043,421
Accumulated deficit	(2,632,475)	(2,632,475)
Deficit accumulated during the development stage	(4,261,520)	(3,133,421)

	(1,192,019)	(641,606)

	$ 17,450	$ -

See Notes to Financial Statements

1st NRG CORP (a Development Stage Company)

STATEMENTS OF OPERATIONS

     For the Years Ended December 31, 2008 and 2007 and for the Period from October 1, 2003 (the effective date of the development stage) through December 31, 2008

			Cumulative
			During the
			Development
	2008	2007	Stage

Revenue	$ -	$ -	$ -

Expenses
Management compensation	458,336	398,245	3,180,081
General and administrative	665,106	139,276	926,916

	1,123,442	537,521	4,106,997

Other Income and Expense
Income
Interest earned	-	4,344	4,344
Extinguishment of related party debt	-	205,000	205,000
	-	209,344	209,344
Expense
Interest expense	4,657	65	8,100
Loss of escrow deposits	-	355,767	355,767
	4,657	355,832	363,867
	4,657	146,488	154,523

Net loss	$ (1,128,099)	$ (684,009)	$ (4,261,520)

Net loss per common share (basic and fully diluted)	$ (0.24)	$ (0.18)

Weighted average number of shares outstanding	4,727,241	3,850,821

See Notes to Financial Statements

1st NRG CORP
(a Development Stage Company)
STATEMENT OF STOCKHOLDERS' DEFICIT
For the Period from
October 1, 2003 (the effective date of the development stage) through December 31, 2008
										Deficit
	Preferred Stock		Common Stock		Common Stock Issuable					Accumulated
	Number						Additional Paid-			During the
	of		Number of		Number of		in	Stock	Accumulated Development
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Subscriptions	Deficit	Stage	Total
Balance, December 31, 2003	-	$ -	306,675	$ 6,134	2,973,853	$ 59,477	$ 4,496,481	-	$ (2,632,475)	$ (1,986,287)	$ (56,670)
Stock subscription issued for
services to be provided, May 2004			150,000	3,000			717,000	(720,000)			-
Issuance of common stock
issuable			2,496,353	49,927	(2,496,353)	(49,927)
Net loss										(121,966)	(121,966)
Balance, December 31, 2004	-	-	2,953,028	59,061	477,500	9,550	5,213,481	(720,000)	(2,632,475)	(2,108,253)	(178,636)
Net loss										(164,683)	(164,683)
Balance, December 31, 2005	-	-	2,953,028	59,061	477,500	9,550	5,213,481	(720,000)	(2,632,475)	(2,272,936)	(343,319)
Common stock issuable for prepaid expenses
on services to be provided in 2007,
November 2006					14,286	286	9,714				10,000
Issuance of common stock for services,
November 2006			25,000	500			27,000				27,500
Net loss										(176,476)	(176,476)
Balance, December 31, 2006	-	-	2,978,028	59,561	491,786	9,836	5,250,195	(720,000)	(2,632,475)	(2,449,412)	(482,295)
Stock subscriptions returned, February 2007			(150,000)	(3,000)			(717,000)	720,000
Common stock issuable for cash, April 2007,
net of issuance costs of $10,000					714,285	14,285	475,341				489,626
Warrants issuable for cash, April 2007							374				374
Common stock issuable for cash, September 2007					9,375	187	10,858				11,045
Warrants issuable for cash, September 2007							3,955				3,955
Options issued for executive compensation, 2007							19,698				19,698
Net loss										(684,009)	(684,009)
Balance, December 31, 2007	-	-	2,828,028	56,561	1,215,446	24,308	5,043,421	-	(2,632,475)	(3,133,421)	(641,606)
Common stock issued from issuable, June 2008			723,660	14,472	(723,660)	(14,472)					-
Warrants issued for services, July 2008							271,186				271,186
Common stock issued for cash, August 2008			333,333	6,667			93,333				100,000
Common stock issued for cash, September 2008			150,000	3,000			42,000				45,000
Common stock issued for cash, October 2008			183,333	3,667			51,333				55,000
Common stock and warrants issued for stock subscription
receivable supported by restricted cash, October 2008
- allocated to common stock			6,499,000	129,980			1,148,859	(1,278,839)			-
- allocated to warrants							3,721,161	(3,721,161)			-
Common stock issuable to a Director for services received, October 2008					25,000	500	24,750				25,250
Common stock issued for cash, November 2008			166,667	3,333			46,667				50,000
Common stock issuable for services received, November 2008					62,500	1,250	30,000				31,250
Net loss										(1,128,099)	(1,128,099)
Balance, December 31, 2008	-	$ -	10,884,021	$ 217,680	579,286	$ 11,586	$ 10,472,710	$ (5,000,000)	$ (2,632,475)	$ (4,261,520)	$ (1,192,019)

				See Notes to Financial Statements

1st NRG CORP

(a Development Stage Company) STATEMENTS OF CASH FLOWS

     For the Years Ended December 31, 2008 and 2007 and for the Period from October 1, 2003 (the effective date of the development stage) through December 31, 2008

			Cumulative
			During the
			Development
	2008	2007	Stage

Cash Flows From Operating Activities
Net loss	$ (1,128,099)	$ (684,009)	$ (4,261,520)
Adjustments to reconcile net loss to net cash
used in operating activities
Common stock issuable for:
services	56,500	-	56,500
future services	-	-	10,000
Options issuable for mangement compensation	-	19,698	19,698
Warrants issued for services	271,186	-	271,186
Common stock issued for:
management compensation	-	-	1,950,000
services	-	-	27,500
Gain on extinguishment of related party debt		(205,000)	(205,000)
Loss of deposits held in Escrow	-	355,767	355,767
Change in operating assets and liabilities
Prepaid expenses and other assets	(17,162)	10,000	(17,162)
Accounts payable and accrued interest	96,164	(19,860)	141,549
Accrued management compensation	458,336	378,547	1,173,883

Net cash used in operating activities	(263,075)	(144,857)	(477,599)

Cash Flows From Investing Activity
Increase in deposits in Escrow	-	(355,767)	(355,767)

Net cash used in investing activities	-	(355,767)	(355,767)

Cash Flows From Financing Activities
Proceeds from contracts payable	-	-	12,361
Proceeds (Payments) on loans payable	27,431	9,200	(23,190)
Proceeds from loan payable, related party		4,041	4,041
Proceeds from common stock and warrants, net	250,000	505,000	755,000
Proceeds (Payments) on advances from related parties	(14,068)	(17,727)	85,439

Net cash provided by financing activities	263,363	500,514	833,650

Net change in cash	288	(110)	285

Cash, beginning of period	0	110	3

Cash, end of period	$ 288	$ 0	$ 288

Supplementary Information - Non-cash Transactions:
Common stock issued and issuable for debt
and accrued expenses	$ -	$ -	$ 1,041,353
Stock subscription (returned) issued for services
to be provided	-	(720,000)	(720,000)
Common stock issuable for services	56,500	-	56,500
Warrants issued for services	271,186	-	271,186
Common stock and warrants issued for stock subscriptions
supported by restricted cash	5,000,000	-	5,000,000

See Notes to Financial Statements